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                                                               Exhibit 10.45

July 7, 1999

Mr. Robert Kohn
WorldWide Web NetworX Corporation
12 Springdale Road
Building 11
Cherry Hill, NJ  08003

Dear Robert:

In order to complete the Intrac merger/acquisition the following will confirm that Rothstein and all Rothstein entities will cause (without exception) all its contacts, resources and contracts going forward to be done with and by ATM Service, Ltd./ATM Center.com. Therefore sections 5.4.3 and 6.1 of the shareholders agreement between Rothstein and WWWX is hereby amended as follows:

With respect to sections 5.4.3 and 6.1 of the shareholders agreement between WWWX and Rothstein they shall be amended so that all transactions going forward, contemplated and then entered into by Rothstein or any Rothstein entity shall be done for and on behalf of ATM. As the owner of 24% of ATM Services, Ltd., Rothstein will receive 24% of all distributions from ATM Service, Ltd. Of that 24%, 25% will be paid to the designee of Rothstein, as directed by Rothstein. //WR//

All other terms and conditions of Rothstein/WWWX shareholders agreement shall remain in full force and effect. The above is contingent on the following:

         1) Completion of the Intrac merger/acquisition and the funding required therein.

         2) Issuance of the WWWX stock to Settineri and Rothstein of respectively 1,000,000 and 4,000,000 shares.

         3) An independent funding of $2,500,000 into ATM for Rothsteins amending the shareholder and stock issuance agreement WWWX and Rothstein so as to reduce Rothsteins percentage of ATM to 24% so as to accommodate the Intrac merger/acquisition and the statement of Rothsteins operations going forward, as stated above.

         4) All funding and the Intrac merger/acquisition shall be completed no later than 7/30/99 in total and if not all of the above on Rothsteins part shall become null and void with respect to his accomodating the Intrac merger/acquisition and the


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              statement of Rothsteins operations going forward, as stated above.

Cordially,


//s// Warren Rothstein
----------------------
Warren Rothstein


ACCEPTED AND AGREED:
BY WORLDWIDE WEB NETWORX

//S// Michael E. Norton
------------------------
NAME:  MICHAEL E. NORTON
TITLE: VICE PRESIDENT AND CHIEF FINANCIAL OFFICER